United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 23, 2016

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 23, 2016, the Company held its 2016 Annual Meeting of Shareholders.

Four proposals were submitted to and approved by the Company's shareholders. Of the 82,480,682 shares of common stock outstanding at July 26, 2016 (the “Record Date”), the holders of 67,313,759 shares, representing 81.61% of the outstanding shares entitled to vote as of the Record Date, which constituted a quorum, were represented at the meeting in person or by proxy. A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Idaho law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. The proposals are described in detail in the Company's Proxy Statement that was filed with the Securities and Exchange Commission on August 5, 2015. The final results were as follows:

PROPOSAL #001:	ELECTION OF DIRECTORS

DIRECTOR NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Todd R. Hackett	40,943,318	276,097	25,591,544
Robert O. Grover	40,846,384	373,031	25,591,544
Michael J. Bledsoe	40,945,073	274,342	25,591,544

PROPOSAL #002:	RATIFY M&K CPAS, PLLC, AS INDEPENDENT REGISTERED. PUBLIC ACCOUNTANTING FIRM

FOR	AGAINST	ABSTAIN
66,511,752	46,161	755,846

PROPOSAL #003:	RATIFY AMENDMENT TO THE ARTICLES OF INCORPORATION FOR INCREASE IN COMMON SHARE AUTHORIZATION FROM 100,000,000 TO 150,000,000 SHARES.

FOR	AGAINST	ABSTAIN
63,844,483	2,816,283	652,993

PROPOSAL #004:	INCREASE SHARES OF COMMON STOCK UNDER 2009 INCENTIVE EQUITY PLAN FROM 8,000,000 TO 10,000,000 SHARES.

FOR	AGAINST	ABSTAIN
39,428,116	1,548,660	242,639

The required documentation regarding the Amendment to our Articles of Incorporation and the increase in the shares for our 2009 Equity Compensation Plan will be filed as soon as the required documentation has been prepared and reviewed by Company’s legal counsel, our Board of Directors and our executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated: September 29, 2016	By:	/s/ Robert O. Grover
Robert O. Grover
Executive Vice President & Secretary

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